                                                                    EXHIBIT 21.1

SUBSIDIARIES


NAME OF SUBSIDIARY                                     JURISDICTION
------------------                                     ------------
J.D. Edwards World Solutions Company                   Colorado
J.D. Edwards World Source Company                      Colorado
J.D. Edwards Holdings Inc.                             Colorado
J.D. Edwards Company Pty. Ltd.                         Australia
J.D. Edwards Australia Pty. Ltd.                       Australia
J.D. Edwards Austria GmbH                              Austria
J.D. Edwards & Company Foreign Sales, Inc.             Barbados
J.D. Edwards Belgium N.V./S.A.                         Belgium
J.D. Edwards Brasil Limitada                           Brazil
J.D. Edwards Canada Ltd.                               Canada
J.D. Edwards France SA                                 France
J.D. Edwards Deutschland GmbH                          Germany
J.D. Edwards (Hong Kong) Limited                       Hong Kong
J.D. Edwards Europe Ltd.                               Ireland
J.D. Edwards Italia S.p.A.                             Italy
J.D. Edwards (Japan) K.K.                              Japan
J.D. Edwards de Mexico y Compania S. en N.C. de C.V.   Mexico
J.D. Edwards New Zealand Ltd.                          New Zealand
J.D. Edwards International B.V.                        Netherlands
J.D. Edwards Netherlands B.V.                          Netherlands
J.D. Edwards (Asia Pacific) Pte. Ltd.                  Singapore
J.D. Edwards S.A. (Proprietary) Limited                South Africa
J.D. Edwards (Korea), Inc.                             South Korea (addition)
J.D. Edwards Espana S.L.                               Spain
J.D. Edwards Nordic A.B.                               Sweden
J.D. Edwards (Schweiz) AG                              Switzerland
J.D. Edwards (Taiwan) Pte. Ltd.                        Taiwan
J.D. Edwards & Company (U.K.) Ltd.                     United Kingdom
J.D. Edwards Nova Scotia Company                       Nova Scotia
J.D. Edwards Numetrix Company                          Nova Scotia
Numetrix, Inc.                                         Connecticut
Numetrix B.V.                                          Netherlands
Numetrix Asia Pte. Ltd.                                Singapore
Numetrix GmbH                                          Switzerland
Numetrix, Ltd.                                         United Kingdom
World Technology Services, Inc.                        Washington
   (J.D. Edwards & Company is a 50% owner)